Exhibit 99.1

Pacific Premier Bancorp to Participate in

FIG Partners’ 7th Annual West Coast Bank CEO Forum

Irvine, Calif., February 3, 2016 — Pacific Premier Bancorp, Inc. (NASDAQ: PPBI), the holding company of Pacific Premier Bank, announced today that Steve R. Gardner, President and Chief Executive Officer, will participate in FIG Partners’ 7th Annual West Coast Bank CEO Forum on February 3-4, 2016 in Los Angeles.  During the two day conference, Mr. Gardner will participate in a panel discussion on the topic of “Franchise Builders” and meet with institutional investors.

About Pacific Premier Bancorp, Inc.

The Company is the holding company for the Bank, one of the largest community banks headquartered in Southern California. The Bank is a business bank primarily focused on serving small and middle market businesses in the counties of Los Angeles, Orange, Riverside, San Bernardino and San Diego, California. The Bank offers a diverse range of lending products including commercial, commercial real estate, construction, and SBA loans, as well as specialty banking products for homeowners associations and franchise lending nationwide.  The Bank serves its customers through its 19 full-service depository branches in Southern California located in the cities of Corona, Encinitas, Huntington Beach, Irvine, Los Alamitos, Newport Beach, Palm Desert, Palm Springs, Riverside, San Bernardino, San Diego, Seal Beach, Orange, Redlands and Murrieta.

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Contact:

Pacific Premier Bancorp, Inc.

Steven R. Gardner

President/CEO

949-864-8000

E. Allen Nicholson
Executive Vice President/CFO

949-864-8000